Exhibit 2.1
                            SHARE EXCHANGE AGREEMENT

         THIS AGREEMENT & PLAN FOR MERGER ("Agreement") is made and executed by and between JS BUSINESS WORKS, INC., a Florida corporation, (herein referred to as "JSBW") and COMPOSITE SOLUTIONS, INC., a Nevada corporation, (herein referred to as "CSI").

                                    ARTICLE I

                                EXCHANGE OF STOCK

         1.01. Conveyance of Stock of CSI: At the closing of this Agreement, CSI shall cause to be duly endorsed and delivered to JSBW certificates for One Hundred Percent of the issued and outstanding shares of stock of CSI as legally held by all shareholders of CSI. Those assignments shall effect total, complete, absolute and unconditional conveyance of those shares in a manner which will entitle JSBW to receive those shares in its own name, free and clear of any liens, encumbrances, assessments, restrictions, covenants or obligations whatsoever.

         1.02. Issuance of JSBW Stock: Upon that closing, JSBW shall issue and deliver to the current CSI shareholders certificates for a total of ONE HUNDRED THOUSAND (100,000) shares of JSBW common stock. Those shares shall be issued so that for each one (1) share of stock of CSI which the transferring CSI shareholder now holds and is transferring to JSBW, that respective CSI shareholder shall receive Ten (10) shares of JSBW common stock. Upon delivery, the shares of JSBW stock represented by those certificates shall be deemed as fully paid and nonassessable and shall be free and clear of any liens, encumbrances and assessments and, except only as specifically provided in
Section 2.02 below, shall be free from any restrictions, covenants or other obligations whatsoever.

                                   ARTICLE II

                            NATURE OF THE JSBW SHARES

         2.01 Nature of Stock: The parties hereto acknowledge that the shares of JSBW stock to be issued under Sections 1.02 have not been, and upon issuance will not be, registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Securities Act") nor will that stock be registered with the securities agency of any state of the United States. Instead, that stock shall be issued under an appropriate exemption from registration under the Securities Act of 1933 as well as from qualification under the California Corporate Securities Law.

         2.02 Legends to Appear on Certificates: Each certificate for those newly issued shares of JSBW stock will be issued under an appropriate exemption from Regulation D of the Rules & Regulations of the Securities & Exchange Commission and ss.25102(f) of the California Corporate Securities law and will contain the following legend, or its equivalent, stamped prominently upon that certificate:

         The shares of stock represented by this certificate have not be registered under the Securities Act of 1933, as amended and may not be sold or otherwise transferred unless a compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Securities Act of 1933.

         It is unlawful to consummate a sale or transfer of these securities, or any interest therein, or to receive any consideration therefore, without the prior written consent of the commissioner of corporations of the state of California, except as permitted in the commissioner's rules.

         2.03. Acknowledgments Under Regulation D: At the time of closing of this agreement and as a condition precedent to the delivery of the JSBW stock certificates under Sections 1.02, each of those persons or entities to receive those respective certificate will be required to acknowledgment and represent as follows:

    A. That person is acquiring those shares for investment purposes only and is not acquiring or receiving that stock with a view or intent or for the purpose of the sale or alienation thereof except as provided and permitted by applicable state and federal securities laws, rules and regulations and particularly the Securities Act and the rules and regulations promulgated thereunder.


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    B.   That  person  understands  that those  shares are not being  registered under the Securities Act of 1933, as amended, or any state securities law.

    C. That shareholder acknowledges that those securities have not been registered under the U.S. Securities Act of 1933, as amended, or under the securities laws of Florida or any other state and that, as unregistered securities, the Common Stock acquired hereunder cannot be resold inside the United States except when Registered with the Securities & Exchange Commission or done in compliance with the provisions of Rule 144 of the Rules & Regulations of the United States Securities & Exchange Commission.

Additionally, such shareholder will be required to make such acknowledgment as JSBW management shall deem appropriate with respect to the securities laws, rules and regulations of the state within which such shareholder resides and/or such stock is offered and delivered.

                                   ARTICLE III

                      REPRESENTATION AND WARRANTIES BY JSBW

         To induce CSI to enter into this Agreement, JSBW hereby represents and warrants unto CSI as follows:

         3.01 Organization: JSBW is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida. It has the corporate power and authority to carry on its business as now being conducted and as contemplated to be conducted upon the acquisition of controlling interest in CSI.

         3.02 Minute Books: The minute book of JSBW contains complete and accurate records of all meetings and other corporate actions of the shareholders and the Board of Directors (including any committees of the Board) or any committee created pursuant to any employee benefit plan of JSBW. JSBW's files which accompany those books and records contain all proxies filed at any meeting of shareholders and copies of notices and, when required, proof of service of such notices as required by applicable corporate law and JSBW's own By-Laws.

         3.03 Capitalization: The authorized capital stock of JSBW consists of 50,000,000 shares of a common stock having a par value of $0.0001 and 10,000,000 shares of preferred stock having a par value of $0.0001. Prior to closing and after a forward split of the stock, there will be 21,196,410 shares of common stock issued and outstanding. JSBW has no preferred shares issued or outstanding nor has it ever authorized the issuance of any such shares. Neither does JSBW have any shares held by its treasury.

         3.04 The Shares: All of JSBW's issued and outstanding shares of capital stock have been duly authorized, are validly issued and outstanding, are fully paid and non-assessable, and no liability attached to the holders thereof. Those Company shares are legally and equitably owned by the persons set forth on JSBW's Shareholder List as those appear in the offices of Interwest Transfer Co., Inc., 1981 East Murray Holiday Road, Suite 100, Salt Lake City, Utah 84117, which is JSBW's duly appointed stock registrar and transfer agent. Except for restrictions required by applicable securities laws, all such shares are free and clear of any and all restrictions, liens, claims, covenants or encumbrances or rights of third parties of any nature whatsoever. The disclosed holders of those shares hold marketable title to those respective shares and have the authority and capacity to assign those. There are no restrictions contained in the Articles of Incorporation or By-Laws of JSBW, or elsewhere, upon the rights of its shareholders to sell or otherwise alienate their shares.

         3.05 No Warrants, Options or Rights: Since its incorporation, JSBW has not issued, delivered, or agreed to issue or deliver to any person any shares of stock (except as set forth in the foregoing paragraph 2 of this opinion), bonds or other corporate securities (whether authorized but unissued or held in treasury) or granted to any person or entity any options, warrants or other rights calling for the issuance thereof.

         3.06 Calls or Commitments regarding Shares: There are no existing options, warrants, calls or commitments on the part of JSBW or its shareholders of any character relating to JSBW's common or preferred shares. No voting agreements or restrictions of any kind affect the rights of any of JSBW shares or the holders thereof. Except as herein specifically provided, no consent or approval is necessary for the assignment and transfer of those shares and the conveyance thereof.



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         3.07 Securities  Laws: All issuances of JSBW's shares were made in full compliance with applicable federal and state securities laws, codes, rules and regulations and all required filings were timely filed with the Securities & Exchange Commission and applicable state securities commissions and agencies. JSBW has also filed with the Securities & Exchange Commission a Form 10-SB, on July 14, 1998, which filing became effective on September 16, 1998. The comment period on that filing was completed on December 14, 1998. All Form 10-Q Filings, as well as the annual 10-K filings have been timely filed, contain information which is true, complete and accurate in every material respect and contained no material omissions.

         3.08 Financial Statements: JSBW's financial statement audited by Durland & Company, for the period commencing with JSBW's inception and ended September 30, 1998, together with its unaudited financial statement extended from that date to March 15, 1999, consisting of JSBW's balance sheets, operating statements and statements of retained earnings and loss, have been previously furnished. All such financial statements, together with the notes thereto, (i) are in accordance with JSBW's true books and records; (ii) present fairly the financial position of JSBW as of such dates, and its results of operations and changes in financial position for the respective periods indicated; and (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as might be specifically indicated therein.

         3.09 Company's Operations: The only business activities in which JSBW has ever engaged are those which are fully disclosed in JSBW's Form 10-SB filings with the U.S. Securities & Exchange Commission. Since its incorporation, JSBW has not (i) incurred any obligation or liability (absolute or contingent) except minor obligations and liabilities incurred in the ordinary course of business fully disclosed in its financial statements and not material to the future operation of any business; (ii) declared or made any payment or distribution to shareholders, or purchased or redeemed any shares of stock;
(iii) has not mortgaged, pledged or subjected to lien or any encumbrance, any asset (tangible or intangible); (iv) sold or transferred, or contracted to sell or transfer, any tangible assets or cancelled any debts or claims, except in the ordinary course of business and in any event not in an aggregate amount which is material; (v) sold, assigned or transferred, or contracted to sell, assign or transfer, any patents, trademarks, trade names, copyrights, licenses, trade secrets or other intangible assets; (vi) waived any right of substantial value;
(vii) entered into any transaction not fully disclosed in JSBW's Form 10-SB filings with the U.S. Securities & Exchange Commission; or (viii) agreed to any of the forgoing.

         3.10 Payables: JSBW has no accounts payable due to any person or entity whatsoever.

         3.11 Properties & Receivables: JSBW has no tangible personal property, tangible assets, vehicles, supplies, machinery and equipment owned or held by it, other than the cash assets disclosed on the attached balance sheet. JSBW has no contracts with any party or entity whomsoever. JSBW has never entered into any contracts, agreements or understandings in the past which it has, or may have, breached. Neither does JSBW have any receivables due to it.

         3.12 Employee Liability: JSBW has never had any employees. It has never had any obligation to withhold any state or federal income taxes, FICA payments, state unemployment taxes, or to make any filings therefor with any state agency. It has never been subject to the workmen's compensation act of any state. It is not subject by the operation of any employee benefit plan to the requirements of the Employment Retirement Income Security Act of 1974, as amended.

         3.13 Taxes: JSBW (i) has timely filed and duly filed all tax returns and custom declarations required by any jurisdiction, domestic or foreign, to which it or any of them is or has been subject; (ii) has paid in full all taxes due and custom duties claimed to be due to each jurisdiction, and any interest and penalties with respect thereto, and (iii) has adequately reflected as liabilities on its books all taxes and custom duties that have accrued for any period which are not yet due and payable. Said tax returns and custom declarations for the years for which deficiencies could arise are true and complete. The federal income tax returns of JSBW have never been audited by the Internal Revenue Service. JSBW is not currently the subject of, nor has it been notified that it will be the subject of, any tax audit by any governmental agency. JSBW has not, and prior to the election of a new board will not have, filed with the Internal Revenue Service (i) an election pursuant to Article 1372 of the Internal Revenue Code; or (ii) a consent pursuant to Article 341(f) of the Internal Revenue Code. JSBW and/or its subsidiaries are not subject to the filing of renegotiation reports with the United States Government as required by the Renegotiation Act of 1951, as amended.

         3.14 Agreements, Contracts and Commitments: JSBW is not a party to or otherwise subject to any or written (i) collective bargaining agreement; (ii) commitments for the employment of any officer or employee; (iii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension, retirement or similar plans or agreements


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providing  employee  benefits;  (iv)  mortgages,   indentures,  notes  or  other
agreements, contracts commitments or instruments for or relating to any borrowing of money on the deferred purchase price of property; (v) guarantees of any obligations for the borrowing of money or otherwise, or any other agreement of guarantee or indemnification, excluding endorsements made for collection in the ordinary course of business; (vi) agreements, contracts or commitments for the purchase or sale of any assets or for the grant of any preferential rights to purchase any of its assets, properties or rights; (vii) agreements, contracts or commitments or other instruments containing any covenant limiting the freedom of JSBW to engage in any line of business in any area of the world or to compete with any person or entity or which constitute an undue material burden on the
business,   financial   condition  or  properties  of  JSBW;  (viii)  continuing
agreements, contracts or commitments for future purchase of materials, supplies or equipment, (ix) agreements, contracts or commitments relating to the issuance of any securities or capital expenditures involving future payments; (x) agreements, contracts or commitments relating to the acquisition of the assets or a substantial part of the assets or capital stock of any business enterprise;
(xi) agreements, contracts or commitments with any officer, director, or shareholder of JSBW or any "associate" or affiliate thereof as the term is defined in Rule 405 of the Securities Act; (xii) continuing agreements, contracts, or commitments for the future sale of products or rendering of services by JSBW; or (xiii) agreements, contracts, commitments or other instruments of any kind, type or nature. JSBW is not now, nor since its inception has it ever become, a party to any franchise, contract, agreement, lease or other document to which it is a party or by which its properties are bound.

         3.15 Absence of Other Liabilities: JSBW has no material liabilities or obligations, either accrued, absolute, contingent or otherwise, including, without limitation, liabilities for federal, state, local or foreign taxes or custom duties. There are no reasonable grounds or any basis for the assertion against JSBW of any claim of any nature or amount not fully reflected or reserved against in the balance sheet of JSBW referred to above as the balance sheet date.

         3.16 Litigation-Claims: There are no claims, litigation, actions, suits, investigations or proceedings pending or, to the knowledge of JSBW's officers and directors, threatened against or affecting JSBW or its future properties or business, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Subject to compliance with the reporting requirements of the Securities & Exchange Commission, a change in management of JSBW will not conflict with or result in the breach or violation of any state or federal law, rule, regulation or code or court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign order, decree, ruling or directive.

         3.17 Insurance: JSBW presently has no insurance policies of any kind or type.

         3.18 Interest in JSBW's Assets: No person has any rights to any present or future interest in any inventions, patents, copyrights, trademarks, trade names, trade secrets, proprietary rights or processes or business lists used in or pertaining to the business of JSBW.

         3.19 Absence of Certain Payments: Neither JSBW nor any of its current or past officers, agents, directors, employees or other persons associated with or acting on behalf of any of it, has used any funds of JSBW for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activities, or made any direct or indirect unlawful payment to government officials or employees (foreign or domestic) from corporate funds, or established or maintained any unlawful or unreported funds.

         3.20 Compliance with Laws: JSBW has complied with, and is not in violation of any federal, state, local or foreign statute, law, code, rule or regulation with respect to the conduct of its business, the ownership or operation of its properties, or the sale or purchase of its securities or disclosure to shareholders which violation might have a materially adverse effect on the business, financial condition or earnings of JSBW.

         3.21 Full Disclosure: As of the date of this Agreement, JSBW has, and at the closing date will have, disclosed all events, conditions and facts which either materially affect the business and/or prospects of JSBW or which could be reasonably expect to affect CSI's decision to enter into and close this Agreement, and JSBW's directors, officers, attorney, accountant and other agents have not now, and will not have at the closing date, withheld from CSI any knowledge of any such events, conditions and/or facts. None of the representations and/or warranties made by JSBW, and no statement contained in any exhibits, certificate or other instrument furnished or to be furnished by JSBW pursuant hereto, contains any untrue statement of a material fact, or omits, or will omit to state a material fact necessary in order to make statements contained herein or therein not misleading.



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         3.22.  Accuracy at Closing:  All representations and warranties of JSBW herein made will be true and correct as of the closing date as though such representations and warranties were then made in exactly the same language by JSBW at that time.

                                   ARTICLE IV

                      REPRESENTATION AND WARRANTIES BY CSI

         To induce JSBW to execute this Plan and Agreement, CSI hereby represents and warrants unto JSBW as follows:

         4.01 Organization: CSI is a company duly organized, validly existing and in good standing under the laws of the State of Nevada, has no restriction on its corporate power and authority to own or lease its properties and to carry on its business as contemplated in the further development and commercial distribution of the CSI and related technologies.

         4.02 Capitalization: CSI has issued and outstanding a total of 100,000 shares of its stock, all of which are duly authorized, validly issued, fully paid and nonassessable, and no liability attaches to the holders thereof. Those shares are held by those shareholders in such amounts as are set forth in the attachment to this Agreement. There are no restrictions contained in the Articles of Incorporation or By-Laws of CSI upon the rights of its shareholders to sell or otherwise alienate their shares as herein contemplated. All of CSI's issued and outstanding shares of capital stock have been duly authorized, are validly issued and outstanding, are fully paid and non-assessable, and no liability attached to the holders thereof. There are no other existing shares, options, warrants or rights granted or authorized for CSI common or preferred shares and there are no commitments to authorize or issue any options, warrants or rights to such stock.

         4.03 Minute Books: The minute book of CSI contains complete and accurate records of meetings and other corporate actions of the shareholdings and the Board of Directors.

         4.04 Financial Statements: A copy of the unaudited financial statement of CSI for the period ending January 31, 1999, consisting of CSI's balance sheet, statement of income and shareholder's equity for the period then ended have been previously furnished. All such financial statements, together with the notes thereto, (i) are in accordance with CSI's true books and records; (ii) present fairly the financial position of CSI as of such dates, and its results of operations and changes in financial position for the respective periods indicated; and (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as might be specifically indicated therein.

         4.05 Absence of Undisclosed Liabilities: CSI has no material liabilities or obligations, either accrued, absolute, contingent or otherwise, including, without limitation, liabilities for local or foreign taxes or custom duties, except as reflected on the CSI balance sheet, including the notes thereto. CSI does not know, nor has any reasonable grounds to know, of any basis for the assertion against CSI of any claim of any nature or amount not fully reflected or reserved against in the balance sheet of CSI referred to above as the balance sheet date.

         4.06 Litigation-Claims: There are no claims, litigation, actions, suits, investigations or proceedings pending or, to the knowledge of the CSI, threatened against or affecting CSI or its properties or business, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which if determined adversely would have a material adverse effect on the business or financial condition of CSI, or the ability of CSI to carry on its business as contemplated by this transaction.

         4.07 Accuracy at Closing: All representations and warranties of CSI herein made will be true and correct as of the closing date as though such representations and warranties were then made in exactly the same language by CSI. As of the closing date, CSI will have performed and complied with all covenants and conditions required to be performed or complied with by it at or before such time by this Agreement.

                                    ARTICLE V

                     ACTIONS PENDING CLOSING OR TERMINATION


         5.01 Access to Information: From the date of execution hereof until closing, each party shall provide to the other sufficient and reasonable access to any and all records, books, documents, instruments, financial accounts and records, bank accounts, customer accounts, tax records, title documents and all other information whatsoever, necessary to verify the representations and warranties herein made. If requested, a certificate of authenticity of these documents will be provided by the secretary or president of the respective parties.

         5.02 Audits and Examinations: Each party shall have the right, at its own expense, to make all additional audits and examinations of any records of the other party as it deems proper, reasonable and necessary to determine or verify the conditions of the other and the warranties and representations herein made.

         5.03 Due Diligence Period: JSBW shall have a period of up to 30 days from the date of this Agreement to perform such examination of CSI as it deems necessary to determine whether that entity is suitable for the business plans contemplated by JSBW. Should it determine, at any time within that period, that it does not choose to go forward with this agreement, then it may notify CSI in writing of its decision to cancel this agreement, in which event this agreement shall be null and void and neither party shall have any further liability or obligation to the other, except for the provisions of Section 5.04 hereof.

         5.04 Actions of JSBW: JSBW, either before or simultaneously with closing, obtain the agreement of one or more of its shareholders to surrender for cancellation a sufficient number of shares to reduce the number of shares outstanding (not including those JSBW shares to be issued to the shareholders of CSI under Section 1.02 of this Agreement) to not more than 14,300,000 shares.

         5.05 Confidentiality: Each party to this Agreement, together with their respective attorneys, accountants, consultants and representatives throughout the negotiations, investigations, execution and closing of this Agreement, and continuing indefinitely into the future, shall treat as confidential and will disclose to no one other than those persons who are a party to this Agreement all information received about the other party to this Agreement, and have not and will not use or knowingly permit others to use any such information in a manner detrimental to the other, provided, however, that the foregoing shall not apply to information from the time that such information becomes a matter of public knowledge or is printed in any publication for public distribution or information which is provided to the Securities and Exchange Commission or to the public as required by law as it relates to a publicly registered or traded entity.

         5.06 Conduct of Business: Except as specifically contemplated or permitted in this Agreement, from and after the execution and delivery of this Agreement and until the closing date or the termination of this Agreement, whichever shall first occur, neither party will engage in any activities or transactions which shall be outside the ordinary course of its business without the prior written consent of the other, which consent shall not be unreasonably withheld.

         5.07 Affirmative Actions of Each Party: Pending closing of this Agreement, each party will take all actions reasonable and necessary to render accurate as of the closing date the respective representations and warranties of each contained herein, and each shall refrain from any actions which would render inaccurate as of the closing date any such representations and warranties.

         5.08 Failure of Either Party to Comply: Should either party determine that the other party has failed to comply with any of the terms of this Agreement, that party shall give notice to the other party in writing of that failure. The responsible party shall then take immediate steps to rectify that defect prior to closing of this Agreement, provided, however that party shall be provided sufficient time (but not more than 10 days from the date of notice) to do so. If such party fails to so comply within that time, the other party shall have the election to either declare this agreement to be null and void or, in the alternative, to bring an action to force such compliance or for damages. Should either party proceed to close this Agreement without a specific written acknowledgment of obligation to complete any remedial actions, all requirements of the opposite party not then fulfilled shall be considered as waived.

                                   ARTICLE VI

                        FINANCING & CHANGE OF MANAGEMENT

         6.01 Resignation of Current Management: At closing, all present officers and directors of JSBW shall submit to CSI their resignation, effective upon such closing.

         6.02 Election of New Directors: Prior to such resignation, the present board of directors of JSBW shall have elected Gilbert A. Hegemier and Thomas Burke as successor directors.

                                   ARTICLE VII

                                 CLOSING OF PLAN

         7.01 Date of Closing: The parties hereto agree that this Agreement shall be closed at the earliest convenient date mutually agreeable to the parties, but unless some other time is mutually agreed, this closing shall occur at 10:00 A.M. local time on June 30, 1999.

         7.02 Place of Closing: Unless otherwise mutually agreed, this Agreement shall be closed at the Board Room at 7777 Fay Avenue, Suite 112, LaJolla, CA 92039.

         7.03 Actions by CSI at Closing: At closing, CSI shall cause to deliver to JSBW the following:

     A. CSI share certificate for those 1,000,000 issued and outstanding shares of the CSI stock as set forth in Sec. 1.02 hereof which certificates shall be duly endorsed by the respective persons in whose name each such certificate is issued.

     B. Letters of representation by each of the CSI Shareholders who is to receive JSBW stock under Section 1.02 hereof which letters shall contain those acknowledgments representations required under 2.03.

         7.04. Actions of JSBW at Closing: At closing, JSBW shall cause to be delivered to CSI the following:

      A. The legal opinion of Mintmire & Associates satisfactory to CSI, dated as of the date of closing.

      B. Duly executed stock certificates for a total of 1,000,000 shares of JSBW common stock to CSI shareholders.

      C. A certificate of a resolution duly electing those members to the board of JSBW as required under Section 6.02.

      D. The written resignations of each of the present officers and directors of JSBW, as required under Section. 6.01 above.

      E. All of the books, records and other documents and other assets of JSBW.

                                  ARTICLE VIII

                             TAX FREE REORGANIZATION

         8.01 Intent of Agreement: Both parties hereto stipulate and acknowledge that it is their mutual intent that this transaction for the exchange of stock between the parties be a tax free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of l954.

         8.02 Restatement: Should either party, prior to closing hereof, receive a reliable opinion of a qualified tax counsel that, for any reason, that this Agreement or the manner of closing contemplated herein will not result in a tax free exchange as intended, then this Agreement will be renegotiated between the parties to affect such tax result.

                                   ARTICLE IX

                                     GENERAL

         9.01 Cooperation: In addition to the actions and documents specifically discussed herein, each party hereby agrees to execute, acknowledgment and deliver any and all documents and do any and all other acts which are necessary, expedient, reasonable and appropriate requested by the other party to more fully carry out the full intents and purposes of this Agreement.

         9.02 Headings: The headings of the several sections of this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

         9.03 Amendments and Modifications: This Agreement may be modified, amended or canceled only by a document signed by each of the parties to this Agreement.

         9.04 Binding Effect: The various terms and provisions hereof shall inure to the benefit of, and the same shall be binding upon, the successors and assigns of the respective parties.

         9.05 Facsimile Signatures: This Agreement may be executed by telephonic facsimile signatures in which case such signatures shall be treated for all purposes as original signatures until such time as original signature pages are substituted.

         WITNESS the execution hereof on the 17th day of June, 1999.




COMPOSITE SOLUTIONS, INC.                   JS BUSINESS WORKS, INC.
a Nevada Corporation                        a Florida corporation





By   /s/ Gilbert A.  Hegemier            By   /s/ Charles Adams
     ------------------------                 -----------------
     Gilbert A. Hegemier, President             President





                                             Personal Representations

         As a further inducement to Composite Solutions, Inc., a Nevada corporation, to execute the foregoing document, and in consideration of that execution, the undersigned hereby personally represents, warrants and assures to Composite Solutions, Inc. that the representations and warranties made by Composite Solutions, Inc., a Florida Corporation, formerly JS Business Works, Inc. in the foregoing Agreement are, and at closing will be, true and accurate.


                                     /s/ Charles Adams
                                     -----------------
                                      Charles Adams